  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

SharpSpring, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Celebration Pointe Ave. Ste. 410 Gainesville, FL	32608
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Marietta Davis

On August 17, 2020, Marietta Davis submitted to SharpSpring, Inc.’s (the “Company”) Board of Directors (the “Board”) a letter of resignation to be effective immediately upon such acceptance. On August 17, 2020, the Board accepted Ms. Davis’ resignation. Ms. Davis’ resignation is not a result of any disagreement between herself and the Company, its management, the Board or any committee of the Board.

Appointment of Savneet Singh

On August 17, 2020, the Board elected Savneet Singh to serve as a member of the Board. Mr. Singh’s initial term as a member of the Board will continue until the Company’s 2021 annual stockholder’s meeting or until his successor is duly appointed.

Mr. Singh, age 37, serves as the Chief Executive Officer and as a board member of PAR Technology Corporation (NYSE: PAR), a leading global provider of cloud-based Point of Sale (“POS”) software, hardware, and service solutions to the restaurant, retail and hospitality industries worldwide. He has held these positions since 2019. Mr. Singh has also been a partner and co-founder of CoVenture since 2018 and he also currently serves on the board of directors at Osprey Technology Acquisition Corp. (NYSE: SFTW), a special purpose acquisition company (“SPAC) focused on acquisitions in the software space. Mr. Singh was a partner at Tera Holdings, a holding company for software companies, from 2017 to 2019. From 2009 to 2017 Mr. Singh was a co-founder of Gold Bullion International, a precious metal trading platform. Mr. Singh received a Bachelor of Science degree from Cornell University.

Mr. Singh has been named to serve on the Board’s Compensation Committee and Audit Committee committees of the Board. Mr. Singh will receive compensation commensurate with other non-employee directors of the Company, which currently includes an option grant of 16,000 options, vesting over four years, with 25% vesting on the first anniversary of the grant date and an additional 1/48 of the original number of options vesting each month and a quarterly stipend of $11,250, with $7,500 and $3,750 payable in Company stock issued in arrears and cash, respectively.

Item 8.01 Other Events.

Press Release

On August 19, 2020, the Company issued a press release announcing the election of Savneet Singh as a member of the Board and the resignation of Marietta Davis from the Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Exhibit No.	Description
99.1	Press release dated August 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

By:	/s/ Aaron Jackson
Aaron Jackson,
Interim Chief Financial Officer

Dated: August 19, 2020